Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Interactive Strength Inc.:

We consent to the incorporation by reference in this Registration Statement No. 333-280410 on Form S-1 of our report dated April 1, 2024 relating to the financial statements of Interactive Strength Inc. appearing in the Annual Report on Form 10-K of Interactive Strength Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, NJ

June 27, 2024